EXHIBIT 23.1





                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We consent to the inclusion in this Registration Statement of Horizontal Ventures, Inc. on Form S-4 (File No. 333-_________), and any amendment thereto pursuant to Rule 462 promulgated under the Securities Act of 1933, as amended (the "Securities Act") of our report dated April 14, 1998, on our audits of the consolidated financial statements of Petro Union, Inc. dba Horizontal Ventures, Inc. as of December 31, 1997 and for each of the two years in the period ended December 31, 1997. We also consent to the reference to our firm under the caption "Experts" in this Registration Statement and any amendment thereto pursuant to Rule 462 promulgated under the Securities Act.



                                               /s/  Bateman & Co., Inc., P.C.
                                               ------------------------------
                                               Bateman & Co., Inc., P.C.


Houston, Texas
December 22, 1998